UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2013

SPARTECH CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-5911	43-0761773
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 S. Central Avenue, Suite 1700 Clayton, Missouri	63105
(Address of principal executive offices)	(Zip Code)

(314) 721-4242

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

SPARTECH CORPORATION

FORM 8-K

Item 1.02	Termination of a Material Definitive Agreement

On March 13, 2013, following the closing of the merger pursuant to which Spartech Corporation (“Spartech”) became a wholly owned subsidiary of PolyOne Corporation (“PolyOne”), Spartech repaid in full all amounts outstanding under and terminated its Amended and Restated Credit Agreement, dated as of June 9, 2010 (as amended, “Credit Agreement”), among Spartech, the lenders party thereto, PNC Capital Markets LLC, Bank of America Merrill Lynch and Wells Fargo Bank, National Association, as joint lead arrangers and co-syndication agents, PNC Capital Markets LLC, as sole bookrunner, and PNC Bank, National Association, as administrative agent.

Certain of the lenders to the Credit Agreement and their affiliates have performed and, from time to time in the future, may engage in transactions with and perform commercial and investment banking and advisory services for Spartech and its subsidiaries, for which they have received or will receive customary fees and expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, PolyOne Designed Structures and Solutions LLC, as successor by merger to Spartech Corporation, has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYONE DESIGNED STRUCTURES AND SOLUTIONS LLC (AS SUCCESSOR BY MERGER TO SPARTECH CORPORATION)

Date: March 13, 2013	By:	/s/ Woodrow W. Ban
Woodrow W. Ban Secretary